Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Mega Media Group, Inc. (the “Company”) on Amendment No. 1 to Form 10-Q for the period ending April 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Aleksandr Shvarts, Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. Such Quarterly Report on Amendment No. 1 to Form 10-Q for the period ending April 30, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report on Amendment No. 1 to Form 10-Q for the period ending April 30, 2008, fairly presents, in all material respects, the financial condition and results of operations of Mega Media Group, Inc.

By:	/s/ Aleksandr Shvarts
ALEKSANDR SHVARTS
Chief Executive Officer, Director

Date:	June 19, 2009